EXHIBIT 21








                              List of Subsidiaries
                              --------------------


                                                           Name Under Which
                                                           Subsidiary
Name of Subsidiary        Jurisdiction of Incorporation    Conducts Business
-----------------         -----------------------------    -----------------

International Capital     State of Delaware                International Capital
Growth, Ltd.                                               Growth, Ltd.